FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2008

AMERICAN METAL & TECHNOLOGY, INC.
(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 28th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2321
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On October 31, 2008, the Board of Directors adopted resolutions, a copy of which is annexed hereto as Exhibit “A”, authorizing incentive compensation to key members of its management if the Company has four million ($4,000,000) dollars or more in net income for the fiscal year of 2008, as reflected in the audited Financial Statements of the Company as filed with the Securities and Exchange Commission.  The incentive compensation shall be paid by the issuance of shares of common stock by the Company as follows: (A) 533,333 shares of common stock determined by multiplying the initial four million ($4,000,000) dollars of net income by ten (10%) percent and dividing the product by an agreed value of $0.75 per share and (B) such number of additional shares of common stock determined by multiplying the amount of net profit in excess of four million ($4,000,000) dollars by twenty (20%) percent and dividing such product by an agreed value of $0.75 per share.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Unanimous Written Consent of The Board of Directors in Lieu a Meeting of the Board of Directors of American Metal & Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: November 13, 2008	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO